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                         CERTIFICATE OF INCORPORATION
                                       OF
                          ACACIA RESEARCH CORPORATION

                           (as amended, August 2000)


                                   Article I
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     The name of the Corporation is Acacia Research Corporation (the
"Corporation").

                                   Article II
                                   ----------

     A. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     B. The name and mailing address of the incorporator is Alice Y. Ohashi, O'Melveny & Myers LLP, 1999 Avenue of the Stars, Suite 700, Los Angeles, California 90067

                                  Article III
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     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   Article IV
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     A.  The total number of shares of all classes that this Corporation shall have the authority to issue shall be 80,000,000, which shall be divided into two classes, one to be designated "Common Stock," which shall consist of 60,000,000 authorized shares, $0.001 par value per share, and a second class to be designated as "Preferred Stock," which shall consist of 20,000,000 authorized shares, $0.001 par value per share.

     B. The Preferred Stock may be issued in one or more series, from time to time, each series to be appropriately designated by a distinguishing number, letter or title, prior to the issue of any shares thereof.

     C. Each series of Preferred Stock shall consist of such number of shares and have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation (the "Board of Directors"), and the Board of Directors is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

     The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
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          (i)   the number of shares constituting that series and the
     distinctive designation of that series;

          (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

          (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (v) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (vi) whether the series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (viii) any other relative rights, preferences and limitations of that series.

                                   Article V
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     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise; provided, however, that the affirmative vote of 66 and 2/3 percent of the voting power of the capital stock of the Corporation entitled to vote thereon shall be required for stockholders to adopt, amend, alter or repeal any provision of the Bylaws of the Corporation.

                                   Article VI
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     The number of directors of the Corporation shall be fixed from time to time by a Bylaw of the Corporation or amendment thereof duly adopted by the Board of Directors.

                                  Article VII
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     Unless and except to the extent that the Bylaws of the Corporation shall so require, election of directors need not be by written ballot.
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                                  Article VIII
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     A.    Meetings of stockholders may be held within or without the State of
Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     B. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of the stockholders in lieu of a meeting of stockholders.

     C. Special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board of Directors, or the President, and may not be called by any other person or persons.

                                   Article IX
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     A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of Delaware is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                   Article X
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     The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his or her testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation. No repeal or modification of this Article by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article at the time of such repeal or modification.

                                   Article XI
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     Except as otherwise provided for or fixed pursuant to the provisions of
Article IV of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors providing the issuance of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the
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number of directors shall be determined by the Board of Directors in accordance with the Bylaws. The directors, other than those who may be elected by the holders of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such class or series of stock adopted by the Board of Directors, shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The term of office for the Class I directors shall expire at the annual meeting of the stockholders in 2001; the term of office for the Class II directors shall expire at the annual meeting of the stockholders in 2002; and the term of office for the Class III directors shall expire at the annual meeting of the stockholders in 2003. At each annual meeting of the stockholders commencing in 2001, the successors to the directors whose terms are expiring shall be elected to a term expiring at the third succeeding annual meeting of the stockholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
                                 Article XII
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     The Corporation hereby reserves the right at any time and from time to time to amend, alter, change, or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.